American Century Mutual Funds, Inc.

AMENDMENT NO. 11 TO RESTATED MANAGEMENT AGREEMENT

THIS AMENDMENT NO. 11 TO RESTATED MANAGEMENT AGREEMENT (“Amendment”) is effective as of the 1st day of March, 2022 (the “Effective Date”), by and between AMERICAN CENTURY MUTUAL FUNDS, INC., a Maryland corporation (hereinafter called the “Corporation”), and AMERICAN CENTURY INVESTMENT MANAGEMENT, INC., a Delaware corporation (hereinafter called the “Investment Manager”).

WHEREAS, the Corporation and the Investment Manager are parties to a certain Restated Management Agreement effective as of August 1, 2011, and amended effective as of September 30, 2011, July 26, 2013, August 1, 2014, December 1, 2016, April 10, 2017, July 31, 2017, August 1, 2018, April 1, 2019, August 1, 2019 and August 1, 2020 (“Agreement”);

WHEREAS, the parties hereto desire to enter into this Amendment to reflect the addition of a duly established new G Class for the series of shares titled Growth and Heritage.

NOW, THEREFORE, IN CONSIDERATION of the mutual promises and agreements herein contained, the parties agree as follows:

1.    Amendment of Schedule A. Schedule A to the Agreement is hereby amended by deleting it in its entirety and replacing it with the Schedule A attached hereto.

2.    Ratification and Confirmation of Agreement. In the event of a conflict between the terms of this Amendment and the Agreement, it is the intention of the parties that the terms of this Amendment shall control and the Agreement shall be interpreted on that basis. To the extent the provisions of the Agreement have not been amended by this Amendment, the parties hereby confirm and ratify the effectiveness of those provisions of the Agreement.

3.    Full Force and Effect. Except as expressly supplemented, amended or consented to hereby, the representations, warranties, terms, covenants and conditions of the Agreement shall remain unamended and shall continue to be in full force and effect.

American Century Mutual Funds, Inc.

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed by their respective duly authorized officers as of the Effective Date.

American Century Investment Management, Inc.	American Century Mutual Funds, Inc.
/s/ Otis H. Cowan	/s/ David H. Reinmiller
Otis H. Cowan Vice President	David H. Reinmiller Vice President

American Century Mutual Funds, Inc.

Schedule A
Fee Schedules

Series	Investment Strategy Assets		Fee Schedule by Class
		Investor	I	A	C	G	R	R6	R5	Y
Ultra Fund	First $4 billion	0.990%	0.790%	0.990%	0.990%	0.640%	0.990%	0.640%	0.790%	0.640%
	Next $4 billion	0.970%	0.770%	0.970%	0.970%	0.620%	0.970%	0.620%	0.770%	0.620%
	Next $4 billion	0.950%	0.750%	0.950%	0.950%	0.600%	0.950%	0.600%	0.750%	0.600%
	Next $4 billion	0.930%	0.730%	0.930%	0.930%	0.580%	0.930%	0.580%	0.730%	0.580%
	Next $4 billion	0.910%	0.710%	0.910%	0.910%	0.560%	0.910%	0.560%	0.710%	0.560%
	Next $5 billion	0.890%	0.690%	0.890%	0.890%	0.540%	0.890%	0.540%	0.690%	0.540%
	Over $25 billion	0.800%	0.600%	0.800%	0.800%	0.450%	0.800%	0.450%	0.600%	0.450%
Heritage Fund	All Assets	1.000%	0.800%	1.000%	1.000%	0.650%	1.000%	0.650%	0.800%	0.650%
Growth Fund	First $4 billion	0.990%	0.790%	0.990%	0.990%	0.640%	0.990%	0.640%	0.790%	0.640%
	Next $4 billion	0.970%	0.770%	0.970%	0.970%	0.620%	0.970%	0.620%	0.770%	0.620%
	Next $4 billion	0.950%	0.750%	0.950%	0.950%	0.600%	0.950%	0.600%	0.750%	0.600%
	Next $4 billion	0.930%	0.730%	0.930%	0.930%	0.580%	0.930%	0.580%	0.730%	0.580%
	Next $4 billion	0.910%	0.710%	0.910%	0.910%	0.560%	0.910%	0.560%	0.710%	0.560%
	Next $5 billion	0.890%	0.690%	0.890%	0.890%	0.540%	0.890%	0.540%	0.690%	0.540%
	Over $25 billion	0.800%	0.600%	0.800%	0.800%	0.450%	0.800%	0.450%	0.600%	0.450%
Select Fund	First $4 billion	0.990%	0.790%	0.990%	0.990%	n/a	0.990%	0.640%	0.790%	0.640%
	Next $4 billion	0.970%	0.770%	0.970%	0.970%	n/a	0.970%	0.620%	0.770%	0.620%
	Next $4 billion	0.950%	0.750%	0.950%	0.950%	n/a	0.950%	0.600%	0.750%	0.600%
	Next $4 billion	0.930%	0.730%	0.930%	0.930%	n/a	0.930%	0.580%	0.730%	0.580%
	Next $4 billion	0.910%	0.710%	0.910%	0.910%	n/a	0.910%	0.560%	0.710%	0.560%
	Next $5 billion	0.890%	0.690%	0.890%	0.890%	n/a	0.890%	0.540%	0.690%	0.540%
	Over $25 billion	0.800%	0.600%	0.800%	0.800%	n/a	0.800%	0.450%	0.600%	0.450%

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J:\LG\ACMF\Management Agreements\ACMF Mgmt Agt Amendment No. 11 3-2022.docx

American Century Mutual Funds, Inc.

Series	Investment Strategy Assets		Fee Schedule by Class
		Investor	I	A	C	G	R	R6	R5	Y
Small Cap Growth Fund	First $250 million	1.500%	1.300%	1.500%	1.500%	1.150%	1.500%	1.150%	1.300%	1.150%
	Next $250 million	1.250%	1.050%	1.250%	1.250%	0.900%	1.250%	0.900%	1.050%	0.900%
	Next $250 million	1.150%	0.950%	1.150%	1.150%	0.800%	1.150%	0.800%	0.950%	0.800%
	Over $750 million	1.100%	0.900%	1.100%	1.100%	0.750%	1.100%	0.750%	0.900%	0.750%
Balanced Fund	First $1 billion	0.900%	0.700%	n/a	n/a	n/a	n/a	n/a	0.700%	n/a
	Over $1 billion	0.800%	0.600%	n/a	n/a	n/a	n/a	n/a	0.600%	n/a
Sustainable Equity Fund	First $25 billion	0.790%	0.590%	0.790%	0.790%	0.440%	0.790%	0.440%	0.590%	0.440%
(f/k/a Fundamental Equity Fund)	Over $25 billion	0.750%	0.550%	0.750%	0.750%	0.400%	0.750%	0.400%	0.550%	0.400%

Series	Investment Strategy Assets	Fee Schedule by Class
		G
NT Growth Fund	First $4 billion	0.640%
	Next $4 billion	0.620%
	Next $4 billion	0.600%
	Next $4 billion	0.580%
	Next $4 billion	0.560%
	Next $5 billion	0.540%
	Over $25 billion	0.450%
NT Heritage Fund	All Assets	0.650%

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